Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Tellurian Services LLC dated September 30, 2016, appearing in Registration Statement No. 333- 213923 of Tellurian Inc. (formerly known as Magellan Petroleum Corporation) on Form S-4 and incorporated by reference to the Current Report on Form 8-K of Tellurian Inc. dated February 10, 2017.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 10, 2017